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                                                                     EXHIBIT 1.2

                                  $125,000,000

                           HORIZON PCS ESCROW COMPANY

                                HORIZON PCS, INC.

                         11 3/8% SENIOR NOTES DUE 2012

                               PURCHASE AGREEMENT

                                                                    July 8, 2004

CREDIT SUISSE FIRST BOSTON LLC
LEHMAN BROTHERS INC.,
c/o Credit Suisse First Boston LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Ladies and Gentlemen:

      1. Introductory. Horizon PCS Escrow Company, a Delaware corporation (the "ESCROW COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston LLC ("CSFB") and Lehman Brothers Inc. (the "PURCHASERS") U.S.$125,000,000 principal amount of its 11 -3/8% Senior Notes due 2012 (the "OFFERED SECURITIES") to be issued under an indenture (the "INDENTURE"), dated as of the Closing Date (as defined herein), among the Escrow Company, the Company (as defined below), the Guarantors (as defined below) and U.S. Bank National Association, as Trustee (the "TRUSTEE"), on a private placement basis pursuant to an exemption under Section 4(2) of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT").

      The Company and its subsidiaries previously filed voluntary petitions for relief (Case Nos. 03-62424, 03-62425 and 03-62426) with the United States Bankruptcy Court for the Southern District of Ohio (the "BANKRUPTCY COURT"). On June 27, 2004, the Company and its subsidiaries filed a plan of reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code. The issuance and sale of the Offered Securities pursuant to this Agreement is part of a series of transactions designed to reorganize the ownership and capital structure of Horizon PCS, Inc., a Delaware corporation (the "COMPANY" and, together with the Escrow Company, the "NOTE ISSUERS"). Such transactions are referred to herein as the "REORGANIZATION." As part of the consummation of the Reorganization, the Escrow Company will merge with and into Horizon PCS Escrow Holding Company, a Delaware corporation (the "HOLDING COMPANY"), which will in turn, merge with and into the Company, with the Company being the surviving entity (the "MERGERS").

      Upon consummation of the Reorganization and the Mergers, the Company will succeed to the obligations of the Escrow Company hereunder and under the Indenture and the Offered Securities and the Company's obligations under the Registration Rights Agreement (as defined herein) will become operative. In addition, upon consummation of the Mergers, the Offered

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Securities will become fully and unconditionally guaranteed (the "GUARANTEES")
as to payment of principal and interest and premium and liquidated damages, if any, on an unsecured senior basis, jointly and severally, by all of the Company's subsidiaries (after giving effect to the Reorganization) listed on Schedule A hereto (collectively, the "GUARANTORS" and, together with the Note Issuers, the "ISSUERS").

      At the Closing Date, the Escrow Company will deposit the net proceeds from the offering of the Offered Securities, and the Company will deposit such additional amounts equal to accrued and unpaid interest on the Offered Securities to but not including the 120th day after the issuance of the Offered Securities (expected to be November 16, 2004), in an escrow account (the "ESCROW ACCOUNT") pursuant to an Escrow Agreement to be dated the Closing Date (the "ESCROW AGREEMENT") among the Escrow Company, the Company and U.S. Bank National Association, as Escrow Agent (the "ESCROW AGENT"). The funds in the Escrow Account will be used on or before November 16, 2004 (the "MERGER DATE") to consummate the Reorganization on the terms described in the Escrow Agreement or, in the event of a Special Mandatory Redemption (as defined in the Offering Document), released to finance the purchase price in connection therewith.

      The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Issuers and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company and the Guarantors agree to file a registration statement with the Securities Exchange Commission (the "COMMISSION") registering the resale of the Offered Securities under the Securities Act.

      This Agreement, the Offered Securities, the Guarantees, the Indenture, the Registration Rights Agreement and the Escrow Agreement are hereinafter referred to collectively as the Transaction Documents.

      The Issuers hereby agree with the several Purchasers as follows:

      2. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

            (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuers. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "OFFERING DOCUMENT." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuers by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information is that described as such in
      Section 7(b) hereof.

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            (b)   The Escrow Company (i) has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and (ii) as of the date hereof does not have, and as of the Closing Date will not have, any operations, subsidiaries, assets (other than nominal amounts representing the sale of equity), indebtedness, liabilities or obligations, other than the Offered Securities and any obligations pursuant to this Agreement, the Merger Agreements and the other Transaction Documents.

            (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the corporate or such similar power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below);.

            (d) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with the corporate or such other similar power and authority to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock, or capital units, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Offering Document, the capital stock, or capital units, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned, and after giving effect to the Reorganization, will be owned, free from liens, encumbrances and defects.

            (e) Upon consummation of the Reorganization, the Company will have no subsidiaries other than the entities listed on Schedule A attached hereto.

            (f) Upon consummation of the Reorganization, except as disclosed in the Offering Document, there will not be any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of Escrow Company, the Company or any of the Company's subsidiaries.

            (g) The Indenture has been duly authorized by each of the Issuers; the Offered Securities have been duly authorized by each of the Note Issuers; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document and on

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      the Closing Date, the Indenture and such Offered Securities will constitute the valid and legally binding obligations of each of the Note Issuers, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (ii) to general equity principles and (iii) public policy considerations.

            (h) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (i) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Issuers (including after giving effect to the Reorganization) and any person that would give rise to a valid claim against the Issuers or any Purchaser for a brokerage commission, finder's fee or other like payment.

            (j) Except as disclosed in the Offering Document and except as may be required under the Securities Act, state securities and blue sky laws in connection with the transactions contemplated by the Registration Rights Agreement, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for (including after giving effect to the Reorganization) (i) the consummation of the transactions contemplated by the Transaction Documents and (ii) the consummation by the Escrow Company or the Company of the transactions described in the Offering Document under the captions "The Reorganization" or "Use of Proceeds."

            (k) Except as disclosed in the Offering Document, none of the Issuers is in violation of its respective charter or by-laws (or other similar constituent document) or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

            (l) The (i) execution, delivery and performance of each of the Transaction Documents by each of the Issuers (to the extent a party thereto) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof and (ii) the consummation by the Escrow Company or the Company of the transactions described in the Offering Document under the captions "The Reorganization" and "Use of Proceeds" will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (including after giving effect to the Reorganization), (x) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Escrow Company, the Company or any subsidiary of the Company or any of their respective properties, or any agreement or instrument to which the Escrow Company, the Company or any such subsidiary is a party or by which the Escrow Company, the Company or any such subsidiary is bound or to which any of the properties of the Escrow Company, the Company or any such subsidiary is subject, (y) the Communications Act of 1934, as amended (the "Communications

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      Act"), and the rules, regulations and policies of the Federal
      Communications Commission (the "FCC") or (z) the charter or by-laws (or other similar constituent document) of the Escrow Company, the Company or any such subsidiary.

            (m) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

            (n) The Registration Rights Agreement has been duly authorized by each of the Issuers and will be executed and delivered by each of the Issuers on the Closing Date. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (ii) general equity principles and (iii) public policy considerations.

            (o) Each of the Issuers has all requisite corporate or such other similar power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is, or will become, a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or such other similar power and authority to issue, sell and deliver the Offered Securities (if a Notes Issuer) and to issue and deliver the related Guarantees (if a Guarantor) as provided herein and therein.

            (p) The Escrow Agreement has been duly authorized each of the Note Issuers and will be duly executed and delivered by each of the Note Issuers on the Closing Date. When the Escrow Agreement has been duly executed and delivered, the Escrow Agreement will be a valid and legally binding agreement of each of the Note Issuers, enforceable against each of the Note Issuers in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles. The Offering Document contains a summary of the terms of the Escrow Agreement that fairly presents and summarizes in all material respects the terms of the Escrow Agreement.

            (q) The Guarantees of the Offered Securities have been duly and validly authorized for issuance by each of the Guarantors and, upon consummation of the Mergers, when executed and delivered in accordance with the terms of the Indenture and when the Offered Securities have been issued and authenticated in accordance with the terms of the Indenture, will be the valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with its terms subject to
      (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (ii) general equity principles and (iii) public policy considerations.

            (r) On the Closing Date, the Exchange Notes (as defined in the Registration Rights Agreement) will have been duly and validly authorized for issuance by the

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      Company and, when the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be the valid and binding obligations of the Company enforceable in accordance with their terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (ii) general equity principles and (iii) public policy considerations.

            (s) On the Closing Date, the Guarantees to be endorsed on the Exchange Notes by each Guarantor have been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof in the Offering Document. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights,
      (ii) general equity principles and (iii) public policy considerations.

            (t) The Agreement of Merger of the Escrow Company with and into Holding Company and the Agreement of Merger of Holding Company with and into the Company (collectively, the "MERGER AGREEMENTS") as of the Closing Date will be duly and validly authorized, executed and delivered by each of the parties thereto and will be, as of the Closing Date, a valid and binding agreement of each of the parties thereto, enforceable against each of them in accordance with its terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights,
      (ii) general equity principles and (iii) public policy considerations.

            (u) Except as disclosed in the Offering Document, the Company and its subsidiaries have, and after giving effect to the Reorganization will have, good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold, and after giving effect to the Reorganization will hold, any leased real or personal property under valid and enforceable leases with only such exceptions as would not materially interfere with the use made or to be made thereof by them.

            (v) The Company and its subsidiaries possess, and after giving effect to the Reorganization will possess, adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now and then operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business,

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      properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

            (w) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would individually or in the aggregate have a Material Adverse Effect.

            (x) The Company and its subsidiaries own, possess or can acquire on reasonable terms, and after giving effect to the Reorganization will own, possess or be able to acquire or use on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now and then operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (y) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (z) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Escrow Company, the Company, any of its subsidiaries or any of their respective properties that (i), if determined adversely to the Escrow Company, the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, (ii) challenge in any respect or seeks to delay or prevent the issuance and sale of the Offered Securities, the Reorganization or the Mergers, or (iii) would materially and adversely affect the ability of the Escrow Company or the Company to perform each of their respective obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Escrow Company or the Company's knowledge, contemplated.

            (aa) (i) KPMG LLP ("KPMG"), who have audited the financial statements of the Company and its consolidated subsidiaries as of and for the years ended December 31, 2002 and 2003 included in the Offering Document, are and (ii) Arthur Andersen LLP ("ANDERSEN"), who have audited the financial statements of the Company and its consolidated subsidiaries as of and for the year ended December 31, 2001 included in the

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      Offering Document were, as of June 26, 2002, independent auditors with respect to the Company and its consolidated subsidiaries in each case within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder and, at all times relevant to the preparation of the historical financial statements, KPMG and Andersen were such independent certified public accountants. The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (bb) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (cc) None of the Issuers is, or after giving effect to the issuance and sale of the Offered Securities and the Reorganization and applying the net proceeds as described in the Offering Document under the caption "Use of Proceeds" will at that time be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and none of the Issuers is, or after giving effect to the issuance and sale of the Offered Securities and the Reorganization and applying the net proceeds as described in the Offering Document under the caption "Use of Proceeds" will at that time be, an "investment company" as defined in the Investment Company Act.

            (dd) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 ("EXCHANGE ACT") or quoted in a U.S. automated inter-dealer quotation system.

            (ee) No registration under the Securities Act of the Offered Securities or the Guarantees is required for the sale of the Offered Securities and the Guarantees to the Purchasers as contemplated hereby or for the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement assuming the accuracy of the Purchasers' representations in Section 4 hereof.

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            (ff)  None of the Issuers, nor any of their respective affiliates, nor any person acting on behalf of any of them (other than the Purchasers, as to whom the Issuers make no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities, or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Each of the Issuers, their affiliates and any person acting on their respective behalves have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuers have entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

            (gg) None of the Issuers nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

            (hh) The Company, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (ii) There are no contracts, agreements or understandings between any Issuer and any person granting such person the right to require any Issuer to file a registration statement under the Securities Act with respect to any securities of any Issuer, except (i) as contemplated by the Registration Rights Agreement, (ii) with respect to the common stock of the Company to be issued in connection with the Reorganization and (iii) registration rights that will be terminated upon consummation of the Reorganization, or to require any Issuer to include such securities with the Offered Securities and the Guarantees registered pursuant to any Registration Statement.

            (jj) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

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            (kk)  No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by any Issuer or any of their respective representatives (other than the Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but, not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Note Issuers within the six-month period immediately prior to the date hereof.

            (ll) None of the Issuers nor any of their respective affiliates or any person acting on their behalf (other than the Purchasers, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered Securities or the Guarantees.

            (mm) The Offered Securities offered and sold in reliance on Regulation S have been offered and will be offered and sold only in offshore transactions.

            (nn) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

            (oo) The Company maintains and will maintain disclosure controls and procedures (as defined in Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company's management, of the effectiveness of the design and operation of the Company's disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

            (pp) None of the Issuers, nor any director, officer, agent, employee or other person associated with or acting on behalf of any Issuer, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (qq) The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA), has occurred with respect to any "pension plan" (as defined in ERISA), for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the

      "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (rr) The Company and each Guarantor (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (ss) Except as disclosed in the Offering Document, the Company and the Guarantors have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries which has had (nor does the Company or the Guarantors have any knowledge of any tax deficiency which, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would have) individually or in the aggregate, a Material Adverse Effect on the Company, the Guarantors and their respective subsidiaries.

            (tt) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

            (uu) The Offering Document contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

            (vv) No relationship, direct or indirect, required to be described under Item 404 of Regulation S-K exists between or among the Issuers on the one hand, and the directors, officers or stockholders of any Issuer on the other hand, that is not described in the Offering Document.

            (ww) The market-related and subscriber-related data and estimates included in the Offering Document are based on or derived from sources which the Company believes to be accurate and reliable.

      3. Purchase, Sale and Delivery of Offered Securities. The Escrow Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB on July 19, 2004, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the office of O'Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York 10036 at least 24 hours prior to the Closing Date.

      As compensation for the Purchasers' commitments, the Company will pay to the Purchasers for their proportionate accounts the sum of 97% of the aggregate principal amount of the Offered Securities purchased by the Purchasers on the Closing Date as commissions for sale of the Offered Securities under this Agreement; provided, however that no such compensation will be due to Purchaser in the event of a Special Mandatory Redemption. Such payment will be made on the Merger Date, with respect to the Offered Securities purchased on the Closing Date.

      4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Escrow Company and the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A ("RULE 144A") or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "SECURITIES ACT") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

      Terms used in this subsection (b) have the meanings given to them by Regulation S.

            (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

            (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (e)   Each of the Purchasers severally represents and agrees that
      (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Escrow Company, the Company or any Guarantor; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

      5. Certain Agreements of the Issuers. The Issuers each agree with the several Purchasers that:

            (a) The Issuers will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, upon becoming aware of such event, the Issuers promptly will notify CSFB of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (b) The Issuers will furnish to the Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchasers reasonably request, and the Issuers will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Escrow Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

            (c) The Issuers will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided that none of the Issuers will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

            (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of the Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

            (f) During the period of two years after the Closing Date, none of the Issuers will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (g) Each of the Issuers jointly and severally agree to pay all expenses incidental to the performance of its obligations under the Transaction Documents, including (i) the fees and expenses of the Trustee and its professional advisers and the Escrow Agent and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of the Transaction Documents, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Issuers agree, jointly and severally, to pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Issuers' officers and employees and any other expenses of the Purchasers and the Issuers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

            (h) In connection with the offering, until CSFB shall have notified the Note Issuers and the other Purchasers of the completion of the resale of the Offered Securities, none of the Escrow Company, the Company nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (i) Except for the filing of a registration statement contemplated by the Registration Rights Agreement, for a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Escrow Company and the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by any of the Issuers and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

            (j) The Escrow Company, the Company and the Guarantors will use the proceeds from the sale of the Offered Securities in the manner described in the Offering Document under the caption "Use of Proceeds," unless the Escrow Company redeems the

      Offered Securities pursuant to a Special Mandatory Redemption (as defined in the Offering Document).

            (k) The Escrow Company will deposit the gross proceeds from the offering of the Offered Securities and the Company will deposit such additional funds (which together with the proceeds deposited by the Escrow Company will equal 100% of the aggregate principal amount of the Offered Securities plus accrued interest on the Offered Securities up to but not including the 120th day after the issuance of the Offered Securities (expected to be November 16, 2004) plus $650,000 for the reimbursement of out-of-pocket expenses of the Purchasers as contemplated by Section 9 of this Agreement), in the Escrow Account and will comply with all their respective agreements set forth in the Escrow Agreement.

            (l) The Issuers will use their best efforts to permit the Offered Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in PORTAL and to permit the Offered Securities to be eligible for clearance and settlement through DTC.

            (m) The Issuers agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers or the resale of the Offered Securities.

            (n) The Issuers agree to comply with all the terms and conditions of the Transaction Documents (to the extent they are parties thereto) and all agreements set forth in the representation letter of the Escrow Company to DTC relating to the approval of the Offered Securities by DTC for "book entry" transfer.

            (o) The Issuers will use their commercially reasonable best efforts to do and perform all things required or necessary to be done and performed by them prior to the Closing Date under this Agreement, and to satisfy all conditions precedent to the Purchasers' obligations hereunder to purchase the Offered Securities.

      6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Escrow Company, the Company and the Guarantors herein, to the accuracy of the statements of officers of the Escrow Company, the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Escrow Company, the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

            (a) The Purchasers shall have received a letter, dated the date of this Agreement, from KPMG, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                  (i) in their opinion the consolidated financial statements examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited consolidated financial statements included in the Offering Document;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim consolidated financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited consolidated financial statements
                  included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles;

                        (B) at March 31, 2004, there was any change in the
                  capital stock or any increase in short-term indebtedness or long-term debt or decrease in consolidated net current assets or stockholder's equity of the Company and its consolidated subsidiaries as compared with amounts shown in the audited December 31, 2003 balance sheet included in the Offering Document or, for the period from January 1, 2004 to March 31, 2004, there was any decreases compared with the corresponding period of the previous year, in consolidated revenue, net operating income, consolidated net income or in the ratio of earnings to fixed charges, except in all cases for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

                  (iv) for the period subsequent to March 31, 2004, they have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at the date not more than three business days prior to the date of this Agreement, there was any change in the capital stock, increase in short-term debt, long-term debt or any decreases in consolidated net current assets or stockholders' equity as compared with amounts shown on the March 31, 2004 unaudited condensed consolidated balance sheet included in the Offering Document or (b) for the period from April 1, 2004 to a date not more than three business days prior to the date of this Agreement, there were any increases or decreases, as compared to the corresponding period in the preceding year, in consolidated revenue or in the total amounts of income before extraordinary items or of net income. On the basis of these inquiries and their reading of the Company's minutes, nothing came to their attention that caused them to believe that there was any such change, increase or decrease, except for changes, increases or decreases which the Offering Document disclose have occurred or may occur; and

                  (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

            (b) Subsequent to the execution and delivery of this Agreement, except as contemplated in connection with the Reorganization, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Escrow Company or the Company and its subsidiaries taken as one enterprise that, in the judgment of a majority in interest of the Purchasers, including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities;
      (ii) any downgrading in the rating of any debt securities of the Escrow Company or the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
      Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Escrow Company or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Escrow Company or the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Escrow Company or the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States or any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

            (c) The Purchasers shall have received an opinion, dated the Closing Date, of Arnall Golden Gregory LLP, counsel for the Issuers, that:

                  (i) Each of the Note Issuers has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each of the Note Issuers is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (ii) Each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and except that Horizon Personal Communications, Inc. ("PerCom") is not in good standing in Tennessee due to the nonpayment of taxes which PerCom is prohibited from paying as a result of its filing a plan of reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code; such plan of reorganization contemplates that PerCom will pay all amounts owed for such taxes upon consummation of the Reorganization; all of the issued and outstanding capital stock, or capital units, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the Offering Document the capital stock, or capital units, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                  (iii) Each of the Note Issuers has all requisite corporate power and authority to enter into the Transaction Documents to which it is a party and each of the Note Issuers has full power and authority to authorize, issue and sell the Offered Securities, as contemplated by this Agreement;

                  (iv) The Indenture has been duly and validly authorized, executed and delivered by each of the Note Issuers; the Offered Securities have been duly authorized by the Company and have been duly authorized, executed, authenticated, issued and delivered by the Escrow Company and conform in all material respects to the description thereof contained in the Offering Document; and the Indenture constitutes the valid and legally binding obligation of the Issuers and the Offered Securities constitute valid and legally binding obligations of the Escrow Company enforceable in accordance with their terms, in each case subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (b) general equity principles and (c) public policy considerations.

                  (v) The Indenture conforms in all material respects to the requirements of the TIA and, the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (vi) This Agreement has been duly and validly authorized, executed and delivered by each of the Note Issuers.

                  (vii) The Registration Rights Agreement has been duly
            authorized, executed and delivered by each of the Note Issuers and constitutes the valid and legally binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights, (b) general equity principles and (c) public policy considerations.

                  (viii) The Escrow Agreement has been duly and validly
            authorized, executed and delivered by each of the Note Issuers and, assuming due execution by the Escrow Agent, constitutes the valid and legally binding obligation of each of the Note Issuers, enforceable against each of the Note Issuers in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights, (b) general equity principles and (c) public policy considerations.

                  (ix) Upon consummation of the Mergers, when executed and delivered in accordance with the terms of the Indenture, the Guarantees will constitute the valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights, (b) general equity principles and (c) public policy considerations.

                  (x) When issued, the Guarantees to be endorsed on the Exchange Notes by each of the Guarantors will conform in all material respects to the description thereof contained in the Offering Document. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute the valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights, (b) general equity principles and (c) public policy considerations.

                  (xi) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will constitute the valid and legally binding obligations of the Company, enforceable against it in accordance with its terms subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (b) general equity principles and (c) public policy considerations.

                  (xii) The Merger Agreements will be, as of the Closing Date, duly and validly authorized, executed and delivered by each of the parties thereto and will be, as of the Closing Date, a valid and binding agreement of each of the parties thereto, enforceable against each of them in accordance with their terms subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (b) general equity principles and (c) public policy considerations.

                  (xiii) None of the Issuers is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document and consummation of the Reorganization, will at that time be an "investment company" as defined in the Investment Company Act.

                  (xiv) Except as disclosed in the Offering Document, none of the Note Issuers is in violation of its respective charter or by-laws and none of the Issuers are in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation or default may reasonably be expected to have a Material Adverse Effect.

                  (xv) Except (i) for the Registration Rights Agreement, (ii) as disclosed in the Offering Document and (iii) registration rights which, to the knowledge of such counsel, after due inquiry, will be terminated upon consummation of the Reorganization, to the knowledge of such counsel, after due inquiry, there are no contracts, agreements or understandings between any Issuer and any person granting such person the right to require any Issuer to file a registration statement under the Securities Act with respect to any securities of any Issuer or to require any Issuer to include such securities with the Offered Securities and the Guarantees registered pursuant to any Registration Statement.

                  (xvi) Except as disclosed in the Offering Document, no
            consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for (i) the consummation of the transactions contemplated by the Transaction Documents and (ii) the consummation by the Escrow Company and the Company of the transactions described in the Offering

            Document under the captions "The Reorganization," or "Use of Proceeds," except such as may be required under state securities laws and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

                  (xvii) Except as disclosed in the Offering Document, to the knowledge of such counsel, after due inquiry, there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties that, (i) if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, (ii) challenge in any respect or seek to delay or prevent the issuance and sale of the Offered Securities, the Reorganization or the Mergers, or (iii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel's knowledge, threatened.

                  (xviii)To the knowledge of such counsel, after due inquiry, the (i) execution, delivery and performance of each of the Transaction Documents by each of the Issuers (to the extent a party thereto), and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof and (ii) the consummation by the Escrow Company and the Company of the transactions described in the Offering Document under the captions "The Reorganization" and "Use of Proceeds" will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (including after giving effect to the Reorganization), (x) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Escrow Company, the Company or any subsidiary of the Company or any of their respective properties, or any agreement or instrument to which the Escrow Company, the Company or any such subsidiary is a party or by which the Escrow Company, the Company or any such subsidiary is bound or to which any of the properties of the Escrow Company, the Company or any such subsidiary is subject, (y) the Communications Act, and the rules, regulations and policies of the FCC or (z) the charter or by-laws (or other similar constituent document) of the Escrow Company, the Company or any such subsidiary.

                  (xix) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Escrow Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

                  (xx) The statements contained in the Offering Document under the caption "Description of Notes" insofar as they purport to constitute a summary of the terms of the Indenture, the Offered Securities and the Guarantees and under the captions "Offering Circular Summary - Recent Developments - The Sprint

            Transaction," "Related Party Transactions" and "Important United States Federal Tax Considerations," insofar as they describe the laws and documents referred therein, are accurate in all material respects.

                  (xxi) Nothing has come to the attention of such counsel that caused them to believe that the Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Offering Circular of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular;

            (d) The Purchasers shall have received an opinion, dated the Closing Date, of Porter Wright Morris & Arthur LLP, Ohio counsel for the Issuers, that:

                  (i) Each of the Guarantors is an existing corporation in good standing or limited liability company in full force and effect under the laws of the State of Ohio, with the corporate or such other similar power and authority to own its properties and conduct its business as described in the Offering Document.

                  (ii) Each of the Guarantors has all requisite corporate or such other similar power and authority to enter into the Transaction Documents to which it is a party and each of the Guarantors has full corporate or other such similar power and authority to authorize and issue the Guarantees, as contemplated by this Agreement.

                  (iii) The Indenture has been duly and validly authorized,
            executed and delivered by each of the Guarantors.

                  (iv) This Agreement has been duly and validly authorized, executed and delivered by each of the Guarantors.

                  (v) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Guarantors.

                  (vi) The Guarantees to be endorsed on the Offered Securities have been duly and validly authorized for issuance by each of the Guarantors.

                  (vii) The Guarantees to be endorsed on the Exchange Notes by each Guarantor have been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor.

                  (viii) To the knowledge of such counsel, after due inquiry, none of the Guarantors is in violation of its respective charter or regulations (or other similar constituent document).

            (e) The Purchasers shall have received from O'Melveny & Myers LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Note Issuers, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Escrow Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuers in this Agreement are true and correct, that the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Escrow Company or the Company and its subsidiaries taken as a whole except as set forth in the Offering Document.

            (g) The Purchasers shall have received a certificate, dated the date of this Agreement, of the Chief Financial Officer of the Company in which such officer shall state that such officer has performed certain procedures to confirm the accuracy of certain financial information contained in the Offering Document and that such information was correct in all material respects.

            (h) The Purchasers shall have received a certificate, dated the date of this Agreement, of the President and Chief Executive Officer and Chief Financial Officer of the Company relating to, among other things, certain network cost savings of the Company.

            (i) The Purchasers shall have received a certificate, dated the date of this Agreement, of the Chief Financial Officer of the Company relating to, among other things, the accuracy of certain pro forma financial information contained in the Offering Document.

            (j) The Purchasers shall have received a letter, dated the Closing Date, of KPMG which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            (k) On the Closing Date, each Transaction Document will conform, as to legal matters, in all material respects to the description thereof contained in the Offering Circular.

            (l) As of the Closing Date, the representations and warranties contained in the Transaction Documents will be true and correct in all material respects.

      The Issuers will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

      7. Indemnification and Contribution. (a) Each Issuer will, jointly and severally, indemnify and hold harmless each Purchaser, its officers, partners, members, directors and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon any Issuer's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Issuers will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

            (b) Each Purchaser will severally and not jointly indemnify and hold harmless each Issuer, and its respective directors and officers (or members and managers, as the case may be) and each person, if any, who controls such Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each
      Purchaser: under the caption "Plan of Distribution" the ninth and tenth paragraphs; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon any Issuer's failure to perform its obligations under Section 5(a) of this Agreement.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or
      (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
      (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchasers from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discount, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of the Issuers under this Section shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Issuer within the meaning of the Securities Act or the Exchange Act.

      8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Escrow Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Escrow Company and the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Issuers and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason, the Issuers shall have no obligation to reimburse the Purchasers for any out-of-pocket expenses (including fees and disbursements of counsel) incurred by them in connection with the offering of the Offered Securities. In addition, in the event of a Special Mandatory Redemption, the Purchasers will be entitled to receive from the Escrow Account reimbursement for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, up to a maximum of $650,000, prior to any release of funds in the Escrow Account to the Company.

      10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to them at Horizon PCS, Inc., 68 East Main Street, Chillicothe, OH 45601, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties hereto.

      12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

      The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers and the several Purchasers in accordance with its terms.

                                 Very truly yours,

                                 Horizon PCS Escrow Company

                                 By__________________________________________

                                 Horizon PCS, Inc.

                                 By__________________________________________

                                 Horizon Personal Communications, Inc.

                                 By__________________________________________

                                 Bright Personal Communications Services, LLC

                                 By__________________________________________

The foregoing Purchase Agreement
   is hereby confirmed and accepted
   as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
LEHMAN BROTHERS INC.

By CREDIT SUISSE FIRST BOSTON LLC

         By______________________
                [Insert title]

                                   SCHEDULE A

Horizon Personal Communications, Inc.

Bright Personal Communications Services, LLC

                                   SCHEDULE B

                                                         PRINCIPAL AMOUNT OF
                  MANAGER                                 OFFERED SECURITIES
                  -------                                -------------------
Credit Suisse First Boston LLC.......................        $ 75,000,000
Lehman Brothers Inc..................................        $ 50,000,000
                                                             ------------
                           Total.....................        $125,000,000